Exhibit 10.3

2010

Code of

Professional Conduct

E*TRADE FINANCIAL CORPORATION

Corporate Policies and Procedures

COPYRIGHT 2002, 2004, 2006, 2008, 2010 E*TRADE FINANCIAL Corporation

New York, NY

Revised December 29, 2010

Table of Contents

INTRODUCTION	1
STATEMENT OF ETHICS	1
Business Operations	1
Treatment and Conduct of Employees, Officers and Directors	1
Interaction with Business Partners, Potential Business Partners and Competitors	2
PURPOSE OF THE CODE	2
REPORTING VIOLATIONS	2
THE CODE OF PROFESSIONAL CONDUCT AND YOUR EMPLOYMENT	3
Code of Professional Conduct Is Not an Employment Contract	3
Consequences of Violating the Code of Professional Conduct	3

STANDARDS OF CONDUCT	4
RESPONSIBILITIES UNDER THE LAW	4
Securities Laws	4
Exchange and Self-Regulatory Organization Rules	5
Banking Laws and Regulations	5
Licensing, Registration and Reporting of Specified Arrests, Convictions or Civil Actions	5
Personal Legal Matters	5
Proper Record-Keeping and Disclosure Requirements	6
Insider Trading	6
Records Management and Records Retention Requirements	7
Antitrust and Trade Regulation Laws	7
Tied Products and Services	8
Avoiding Improper and Corrupt Payments, Including the Foreign Corrupt Practices Act	8
Economic Sanctions	8
International Anti-Boycott Laws	9
Anti-Money Laundering and Anti-Terrorism Laws	9
Intellectual Property Protection	9
Privacy Laws and Regulations	10
Employee Accounts	11
DEALING WITH THIRD PARTIES	11
Authority to Act on Behalf of E*TRADE	11
Conflicts of Interest	11
Acceptance of Gifts, Meals or Entertainment	12
Providing Gifts, Meals or Entertainment	13
Approval of Nonconforming Gifts, Meals or Entertainment	13
Selecting Suppliers	13
Standards of Conduct Demanded of Third Parties	14
Requests for Legal, Financial or Tax Advice	14
Advertising	14
Charitable Contributions	14
Communications with the Media and other Third Parties	14
Internet Access and Social Media	15
Outside Lawyers	15
Treatment of Privileged Communications and Documents	16
LITIGATION, INVESTIGATIONS, INQUIRIES AND COMPLAINTS	16
DEALINGS WITH E*TRADE	17
Protecting E*TRADE’s Assets	17
Use of E*TRADE’s Information and Communications Systems	17

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Monitoring of Communications and Files	18
Substance Abuse	18

NON-DISCRIMINATION AND ANTI-HARASSMENT POLICY	19
Equal Employment Opportunities	19
Discrimination and Harassment Are Against E*TRADE Policy and Are Illegal	19
Workplace Violence Is Prohibited	20
Retaliation Is Prohibited	20
Individuals Covered	20
Reporting an Incident	20
Investigation of Allegations	20
Consequences of Inappropriate Behavior	21

HANDLING PROPRIETARY AND CONFIDENTIAL INFORMATION	22
Safeguarding Materials Containing Proprietary or Confidential Information	22
Communicating Proprietary or Confidential Information	23
Disposal of Proprietary or Confidential Waste	23
Proprietary or Confidential Information Concerning Securities	23
Ownership of Intellectual Property	23
Preventing Improper Use of Proprietary or Confidential Information	24

TREATMENT OF INSIDE INFORMATION	25
POLICY ON THE TREATMENT OF INSIDE INFORMATION	25
Definition of Inside Information	25
Prohibited Uses of Inside Information	25
Guidelines for Information about E*TRADE	26
Handling Rumors	26
Consequences of Misusing Inside Information	26
The Restricted List	26

OUTSIDE BUSINESS ACTIVITIES	27
Outside Directorships, Industry-Related Organizations, Residential Boards and Charities	27

EMPLOYEE TRADING	28
E*TRADE Employee Trading Policies and Practices	28
The Restricted List	29
Transactions in E*TRADE Securities	29

ACKNOWLEDGEMENT	31

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Introduction

E*TRADE is committed to upholding the highest standards of ethical conduct, honesty and integrity.

E*TRADE1 is committed to being a leader in the financial service industry and to do so we must operate in accordance with the highest standards of ethical conduct, honesty and integrity and, above all, a commitment to our customers and stockholders. Accordingly, each employee, officer and director of E*TRADE (“you”) must abide by the Statement of Ethics below and this Code of Professional Conduct.

STATEMENT OF ETHICS

E*TRADE pledges to ensure that we operate our business and serve our customers and stockholders by acting in accordance with the highest standards of ethical conduct, honesty and integrity. E*TRADE is committed to the following principles:

Business Operations

•	We are committed to providing the best customer services to meet our customers’ needs.

•	We market our products and services in an honest and fair manner.

•	We do not compromise our values.

•	We do not use Inside Information (as discussed in Section 5 below) about E*TRADE or other companies for personal profit or gain.

•	We will safeguard any confidential information entrusted to us.

•	We adhere to all laws and regulations applicable to our business.

Treatment and Conduct of Employees, Officers and Directors

•	We treat all employees, officers and directors equally and fairly.

•	We do not tolerate any form of harassment.

•	We do not tolerate anyone asking our employees, officers and directors to break the law, or violate E*TRADE’s policies, procedures or values.

•	We provide employees, officers and directors with the information and necessary facilities to perform their jobs and functions in a safe manner.

•	We do not tolerate anyone using, bringing or transferring illegal items on E*TRADE property.

•	We require you to report any suspicious activities.

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Throughout the Code, the term “E*TRADE” or the “Company” refers to E*TRADE Financial Corporation and its subsidiaries and affiliated entities, including subsidiaries outside the United States. To the extent that anything in this Code of Professional Conduct is inconsistent with a local rule, regulation or law, the local rule, regulation or law will take precedent.

•	We do not tolerate the use of E*TRADE resources for personal gain or any non-business purpose.

Interaction with Business Partners, Potential Business Partners and Competitors

•	We avoid conflicts of interest and work to identify situations where they may occur.

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We do not accept or give gifts, favors, or entertainment in excess of legal and regulatory limitations, as more fully described in the policy entitled Gifts to and From Customers, Suppliers and Others.

•	We respect our competitors and do not use unfair business practices to hurt our competition.

•	We do not have formal or informal discussions with our competitors on prices, markets, products, services or production, service or inventory levels.

PURPOSE OF THE CODE

In order to ensure that E*TRADE’s employees, officers and directors conduct themselves in accordance with the highest standards of ethics, honesty and integrity, E*TRADE has adopted this Code of Professional Conduct (the “Code”), which sets forth standards for conduct for all of our employees, officers and directors.

It is the responsibility of each employee, officer and director of E*TRADE to comply with the applicable provisions of this Code, as well as all applicable laws, rules and regulations and all of E*TRADE’s corporate policies and procedures applicable to them. Because the Code does not address every possible situation that may arise, E*TRADE employees, officers and directors also are responsible for exercising their best judgment, applying ethical principles, and raising questions when in doubt. Integrity and good judgment enhance the E*TRADE brand, help build E*TRADE’s reputation, and are the foundation of trust for our customer, supplier and community relationships.

Should anyone covered by this Code have questions regarding ethical principles or conduct, E*TRADE has a number of available resources, including the following departments: Legal, Compliance, Internal Audit, Human Resources and Corporate Information Security and Fraud Management. In addition, E*TRADE employees are encouraged to direct questions regarding business conduct to their supervisors.

The Code provides an overview of some of E*TRADE’s key policies and should be read in conjunction with all relevant E*TRADE policies and procedures. It is your responsibility to become familiar with and adhere to all policies and procedures referenced in this Code and any other policies or procedures applicable to your business unit or in the conduct of your duties as an employee, officer or director of E*TRADE. Most corporate policies are posted on My Channel*E. New employees should ask their supervisor for all policies that apply to their business unit. We recognize that members of the E*TRADE Financial Corporation Board of Directors are subject to additional guidelines and policies which shall govern in the case of any conflict with the Code.

REPORTING VIOLATIONS

As an E*TRADE employee, officer or director you are E*TRADE’s first line of defense against civil or criminal liability and unethical business practices. If you know of, observe, suspect or otherwise become aware of a violation of applicable laws, rules, regulations, this Code or any of E*TRADE’s other policies or procedures, you must report this information immediately. As an employee, such matters can be reported to your direct supervisor or any other appropriate representative of E*TRADE senior management. If you believe that the person to whom you have reported a potential violation has not taken appropriate action, you must contact the Legal, Compliance, Internal Audit or Human Resources Department directly. As an officer or director you should report any such matter to the Legal, Compliance, Internal Audit or Human

Resources Department directly in the first instance. If you believe that you may have violated an applicable law, rule or regulation or this Code or any other E*TRADE policy or procedure, you must immediately report such violation to the Legal, Compliance, Internal Audit or Human Resources Department directly.

As an alternative to direct reporting to one of the Departments above, E*TRADE has engaged ListenUp, an outside firm through which you may anonymously report any suspected violations of an applicable law, rule or regulation or this Code or any other E*TRADE policy or procedure. You can access ListenUp at www.listenupreports.com. Additional information regarding ListenUp is available on My Channel*E.

THE CODE OF PROFESSIONAL CONDUCT AND YOUR EMPLOYMENT

Code of Professional Conduct is Not an Employment Contract

As an employee and/or director of E*TRADE, this Code and the applicable policies and procedures contained in this Code form a part of the terms and conditions of your employment and/or professional relationship with E*TRADE. However, the Code is not a contract, express or implied, guaranteeing progressive discipline or employment for any specific duration or entitling you to bonuses or other forms of compensation. Except in certain jurisdictions outside the U.S., employment at E*TRADE is “at will,” meaning that either E*TRADE or you may terminate your employment relationship at any time, with or without cause.

Consequences of Violations of the Code of Professional Conduct

As an employee of E*TRADE, violations of the Code may subject you to disciplinary action by E*TRADE including — without limitation — warnings, reprimands, temporary suspensions, probation, termination of your employment or other actions which may be set forth in the specific E*TRADE disciplinary procedures applicable to the country in which you work or reside. Disciplinary actions may be taken:

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against employees who authorize or participate directly, and in certain circumstances indirectly, in actions which are a violation of applicable laws, rules or regulations, this Code or any of E*TRADE’s other policies and procedures;

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against employees who fail to report or withhold information concerning conduct that they knew or should have known was a violation of applicable laws, rules or regulations, this Code or any of E*TRADE’s other policies and procedures, or withhold information concerning a violation of which they become aware or should have been aware;

•	against the violator’s supervisor(s), to the extent that the circumstances of the violation reflect inadequate supervision or lack of diligence by the supervisor(s);

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against employees who attempt to retaliate, directly or indirectly, or encourage others to do so, against an employee who reports an actual or potential violation of applicable laws, rules or regulations, this Code or any of E*TRADE’s other policies and procedures; and

•	against employees who knowingly make a false report of a violation.

E*TRADE also must report certain activities to its regulators, which could give rise to regulatory or criminal investigations. The penalties for regulatory or criminal violations may include significant fines, permanent bar from employment in the securities industry and, for criminal violations, incarceration.

Standards of Conduct

RESPONSIBILITIES UNDER THE LAW

Employees, Officers and Directors are responsible for reviewing, understanding and adhering to all laws, regulations, industry standards and E*TRADE policies and procedures related to their work activities and professional responsibilities.

The activities of E*TRADE and its employees, officers and directors are regulated by governmental entities, such as the Securities and Exchange Commission (“SEC”), the Office of Thrift Supervision (“OTS”) and various state regulators and self-regulatory organizations (“SROs”), such as the Financial Industry Regulatory Authority (“FINRA”). As a result of the recently enacted financial regulatory reform legislation, E*TRADE will be regulated by a number of other governmental agencies and SROs. E*TRADE is committed to full compliance with all applicable laws, rules and regulations and industry standards, as well as full adherence to the provisions of this Code and all of E*TRADE’s other policies and procedures. Accordingly, you must comply with all applicable laws, rules and regulations, industry standards, the provisions of this Code applicable to you, and all of E*TRADE’s other policies and procedures applicable to your business unit and relevant to your role with E*TRADE (“Applicable Requirements”).

Failure to comply with Applicable Requirements can cause significant harm to E*TRADE, and it can have severe consequences for you personally. Specifically, you may be held personally liable for improper or illegal acts committed during your employment or other professional relationship with E*TRADE. Such liability could subject you to civil or criminal penalties (fines and/or imprisonment), regulatory sanctions (censure, suspension or industry bar) and disciplinary action by E*TRADE, up to and including termination of your employment or other professional relationship with E*TRADE.

The following is a general summary of certain laws and other rules that apply to E*TRADE. The summary does not address every Applicable Requirement, all of which, as previously stated, you are required to review, understand and adhere. Ignorance of applicable laws, regulations, rules, policies or procedures will not excuse E*TRADE or you from potential penalties or sanctions, including internal disciplinary action.

Securities Laws

Because E*TRADE is licensed and regulated in a number of jurisdictions, it is subject to numerous securities laws and rules. These laws and rules address, among other things, licensing requirements, financial reporting and disclosure, and insider trading rules. E*TRADE is fully committed to compliance with these and all other applicable laws, rules and regulations.

Exchange and Self-Regulatory Organization Rules

E*TRADE is a member of many exchanges and SROs that issue and enforce rules about trading in securities, commodities and related instruments, and about other aspects of E*TRADE’s business. Violations of exchange or SRO rules can lead to fines and penalties against you and against E*TRADE.

Banking Laws and Regulations

Because of the nature of E*TRADE’s business, including the operation of federally charted savings banks, E*TRADE is subject to numerous banking laws and regulations. Violations of such rules can lead to fines and penalties against you and against E*TRADE.

Licensing, Registration and Reporting of Specified Arrests, Convictions or Civil Actions

Many jurisdictions require licensing or registration of individuals who perform certain activities in the financial services industry. These requirements apply to many individual E*TRADE employees. All employees are personally responsible for meeting the registration requirements in the jurisdiction where they are physically located and wherever they conduct business; and supervisors are responsible for assuring that personnel under their supervision meet the proper registration requirements. Employees are responsible for providing requisite information regarding their licensure and any changes thereto (such as a change in name or residential address) to E*TRADE for its books and records. Employees who maintain registrations with FINRA or other SROs are also responsible for promptly notifying the Compliance Department of any changes in the information that appears on the employee’s Form U-4. Changes in U-4 information must be made within 30 days of the date of the change in information. In addition, under applicable FINRA rules, E*TRADE is required to report certain events, such as customer complaints and arbitrations, regardless of the merits of such claims.

For further information, please see https://mychannele.corp.etradegrp.com/web/guest/departments/brokeragecompliance/registrationlicensing/needs.

Personal Legal Matters

E*TRADE must report and disclose certain information regarding arrests or criminal charges against an employee, including securities or commodities-related civil litigation, as well as personal financial matters. Thus, employees must notify their direct supervisor and the Legal and Compliance Departments immediately if any of the following events occurs:

•	At any time during your employment, you are indicted, convicted of, or plead guilty or no contest to any felony in a domestic, military or foreign court;

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At any time during your employment, you are indicted, convicted of, or plead guilty or no contest to any misdemeanor that involves the purchase or sale of any security, the taking of a false oath, the making of a false report, bribery, perjury, burglary, larceny, theft, robbery, extortion, forgery, counterfeiting, fraudulent concealment, embezzlement, fraudulent conversion, misappropriation of funds or securities, conspiracy to commit any of these offenses, or any substantially equivalent activity in a domestic, military or foreign court;

•	At any time during your employment, you are named as a defendant or respondent in any securities or commodities-related civil litigation;

•	At any time during your employment, you are named as a defendant or respondent in any proceeding brought by a governmental agency or SRO alleging a violation of any securities law or regulation;

•	At any time during your employment, you are found by any governmental agency or SRO to have violated any provision of any securities law or regulation;

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At any time during your employment, you receive a subpoena, inquiry or request from a governmental, regulatory or administrative agency or a claimant, plaintiff or outside attorney that involves, or has the potential for involving, E*TRADE;

•	At any time during your employment you receive a customer complaint, whether made orally or in writing;

•	At any time during your employment you made a compromise with creditors, filed a bankruptcy petition or have been the subject of an involuntary bankruptcy petition; or

•	At any time during your employment you have any unsatisfied judgments or liens against you.

Proper Record-Keeping and Disclosure Requirements

E*TRADE requires honest and accurate accounting and recording of financial and other information in order to make responsible business decisions and provide an accurate account of E*TRADE’s performance to stockholders and regulators. E*TRADE requires and has implemented disclosure controls and procedures to ensure that its public disclosures are compliant, and otherwise full, fair, accurate, timely and understandable. Accordingly, employees responsible for preparing E*TRADE’s public disclosures, or providing information as part of that process, are responsible for ensuring that such disclosures and information are full, fair, accurate, timely and understandable in compliance with E*TRADE’s disclosure controls and procedures.

It is a violation of law and E*TRADE policy for you to attempt to improperly influence or mislead any accountant engaged in preparing an audit or financial reports. E*TRADE is committed to full compliance with all requirements applicable to its public disclosures, and requires that its financial and other reporting fairly present the financial condition, results of operations and cash flow of E*TRADE and comply in all respects with applicable law, governmental rules and regulations, including generally accepted accounting principles (“GAAP”) and applicable SEC, SRO and OTS rules.

Insider Trading

Federal law and E*TRADE policy prohibits any E*TRADE officer, director and employee from acting upon material non-public information to benefit yourself or others. Information is “material” if there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision, or it could reasonably be expected to affect the price of an issuer’s securities.

At times, E*TRADE policies may limit your ability to enter into transactions. In addition, if you have ongoing possession of non-public information, you may be prohibited from trading in the securities of the companies about which you have such information. If you have access to confidential or non-public information, you must not use or share that information except in connection with the legitimate conduct of E*TRADE business. E*TRADE strives to prevent the misuse of material non-public information by, among other things, limiting access to confidential information, and limiting and monitoring communications between areas that regularly receive non-public information and the E*TRADE sales, trading, and asset management areas. E*TRADE policy regarding insider trading is outlined in more detail in the General Rules for Employee Trading section below and on My Channel*E at https://mychannele.corp.etradegrp.com/web/guest/departments/brokeragecompliance/surveillance/associate

Records Management and Retention Requirements

E*TRADE is required by law and by industry regulation to maintain its books and records in good order and to memorialize the essential terms of its business agreements. Accordingly, employees must ensure that any E*TRADE documents, books and records for which you are responsible are accurate and correct in all material respects. Also, every business transaction undertaken by E*TRADE must be recorded correctly and in a timely manner in E*TRADE’s books and records. Thus, any payment made at any employee’s request on E*TRADE’s behalf must be supported by appropriate and correct documentation.

In addition to appropriate records management, employees must fully comply with E*TRADE’s document retention and destruction policy. It is a criminal offense to destroy documents that are subject to a subpoena or other legal process. Once a legal proceeding has begun, or even when one is threatened or reasonably likely, E*TRADE must preserve documents relevant to the issues in that proceeding whether or not anyone has requested the specific documents in issue. Any employee who fails to comply with this policy, as well as industry regulations and applicable laws, is subject to termination of employment and may also face criminal or civil prosecution, fines and penalties.

Notably, E*TRADE’s record management policies and procedures require that employees review files periodically to ensure that information is current, essential and consistent with all document retention policies and applicable laws and regulations and discard drafts, notes, notebooks, diaries, telephone logs, message slips and other documents when they are no longer useful or not otherwise required to be retained. In conducting this review, be careful not to discard documents that must be maintained for stated periods of time under applicable laws; documents that are the subject of a subpoena; or documents that employees have been instructed to retain as part of any lawsuit or investigation. E*TRADE’s policies regarding record retention and management may be found at: https://mychannele.corp.etradegrp.com/web/guest/departments/legalaffairs/recordsmgmt.

Antitrust and Trade Regulation Laws

Antitrust and trade regulation laws aim to ensure fair competition in the marketplace. Generally, these laws prohibit monopolization, price-fixing, overlapping boards of directors between certain types of companies, exclusive dealing and “tying” arrangements (discussed below), price or service discrimination that diminishes competition, deceptive acts and unfair competition. Antitrust and trade regulation issues often arise in joint ventures, strategic investments, revenue sharing agreements, and formal or informal meetings or conversations with competitors, suppliers and other third parties. Violations of these laws may result in civil or criminal liability and disciplinary action by E*TRADE, up to and including termination of employment.

Unless authorized by the General Counsel, under no circumstances should an E*TRADE officer, director or employee:

•	discuss price, product or service arrangements, or division of market share with competitors, unless that information has previously been made publicly available;

•	divulge the identity of E*TRADE’s actual or potential customers or any of the terms upon which E*TRADE may work with those customers;

•	enter into any agreement obligating any customer either to work exclusively with E*TRADE or not to purchase securities or services from a competitor;

•	enter into any agreement with a third party that involves pricing restrictions with respect to E*TRADE; or

•	illegally or improperly acquire market or competitive information with respect to E*TRADE.

Tied Products and Services

“Tying” arrangements, in which clients are required to purchase one product or service as a condition to another product or service being made available to them, are unlawful in certain instances. Consult the Legal Department for advice about tying restrictions.

Avoiding Improper and Corrupt Payments, Including the Foreign Corrupt Practices Act

Various laws in the U.S. and other countries prohibit providing money or anything else of value to government officials (including employees and agents of government-owned entities), political parties or candidates for public office for the purpose of improperly influencing their actions in order to obtain or retain business. One such law is the U.S. Foreign Corrupt Practices Act (“FCPA”), which you should assume applies, regardless of where you are located. The FCPA prohibits any payment or gift, or any offer or authorization of a payment or gift, to these entities or individuals in order to secure any improper business advantage, such as inducing the entity or individual to act favorably upon, or influence others to act favorably upon, business proposals or regulatory decisions.

The FCPA and laws like it apply to all E*TRADE-controlled or managed companies, as well as to all E*TRADE employees, officers, directors and agents, regardless of citizenship or residency. These laws also prohibit payments made directly as well as those made indirectly, for example, to agents or intermediaries who would use the funds for prohibited purposes. Therefore, E*TRADE must select only reputable agents and must exercise due care in determining the amount of any compensation it will pay to such agents. You must not hire an agent to act on behalf of E*TRADE before you have obtained approval from Legal.

Economic Sanctions

E*TRADE policy requires compliance with economic sanctions imposed by the Office of Foreign Assets Control (“OFAC”) in every country in which E*TRADE does business. OFAC-imposed economic sanctions and restrictions may be directed at the governments of certain countries, designated individuals or entities, as well as certain activities. Employees are required to take appropriate steps to comply with OFAC-imposed economic sanctions, including being familiar with the various sanctions programs, operating within E*TRADE’s established communication channels regarding sanctions programs, and performing adequate due diligence on their customers.

International Anti-Boycott Laws

U.S. law and E*TRADE prohibit participation in boycotts against countries friendly to the United States. Furthermore, violations of the anti-boycott provisions are a criminal offense. Examples of activities that may be perceived as participating in a boycott include refusing, or requiring another person to refuse, to do business with a boycotted country, its business concerns, its residents or nationals. E*TRADE may be required to report these requests, even though the request was refused. All employees are required to bring such requests immediately to the attention of Legal.

Anti-Money Laundering and Anti-Terrorism Laws

U.S. Anti-Money Laundering (“AML”) laws aim to prevent, detect and deter money laundering and terrorist financing. The term “money laundering” covers any process designed to conceal the true origin and ownership of the proceeds of criminal activities that changes the identity of illegally obtained money so that it appears to have originated from a legitimate source. The term “terrorist financing” covers activities that are ideological rather than profit-based, which can include providing, collecting or using funds – whether legitimately or illegally obtained – to carry out a terrorist act.

It is E*TRADE’s policy to comply fully with all federal and state laws and the laws of other countries concerning the prohibition of money laundering and safeguard against the financing of terrorist activity, such as the Bank Secrecy Act, including regulations issued pursuant to the US Patriot Act of 2001; OFAC regulations; and related laws. To this end, employees must immediately report any suspicious or unusual activity relating to any E*TRADE customer or employee to the appropriate AML Compliance Officer or Corporate Security and Fraud Management.

In addition to severe criminal and civil penalties, violations of anti-money laundering laws will result in disciplinary action, including possible termination, and any act by or on behalf of E*TRADE or its employees that assists in money laundering could be a serious criminal offense. Failure to report suspicions of money laundering to the relevant authorities also may constitute an offense and could involve significant penalties for E*TRADE, as well as the individuals involved. Finally, employees are prohibited from alerting a customer or other E*TRADE employees (outside of those responsible for managing the situation) of your suspicion, as this may also be an offense in certain jurisdictions. Each regulated entity has developed comprehensive policies and procedures with respect to anti-money laundering. For specific policies and procedures applicable to your business unit, check with your AML Compliance Officer or review the link below.

E*TRADE’s AML policies and procedures can be accessed on My Channel*E, as follows: Bank: https://mychannele.corp.etradegrp.com/web/guest/departments/bankcompliance/policies (see Bank Secrecy Act Policy); and Non-Bank (Brokerage; Clearing; Corporate): https://mychannele.corp.etradegrp.com/web/guest/departments/brokeragecompliance/wsp.

Intellectual Property Protection

Most jurisdictions offer some form of legal protection for intellectual property, including copyrights, patents, trademarks and trade secrets.

Copyright laws govern the display and reproduction of copyrighted material, which includes most books, magazines, newspapers, websites, research reports and software. You cannot display or reproduce copyrighted material without the permission of the copyright owner. Because copyright laws are complex, you must contact Legal before displaying, publishing or reproducing material subject to copyright protection.

Patent laws govern the right to make, use and sell a patented invention. Certain software applications and business methods may be subject to patent protection. If you develop a software application, business method or invention during the course of your employment with E*TRADE, you must document the development and consult with your direct supervisor and Legal concerning its patentability. Similarly, before introducing or using a software application, business method or invention that is similar to that of another company, inventor or person, particularly in the financial services industry, you must consult with the Legal Department. Please note that E*TRADE owns all rights in any intellectual property developed by employees during your employment that relate to E*TRADE’s business, even if invented or otherwise developed outside E*TRADE premises and even if no E*TRADE equipment was used in the process. Additional information is available in this Code under “Ownership of Intellectual Property.”

Trademark laws govern the use of product or brand names, service marks, and trade names that the public associates with a particular product or service. You must obtain prior approval of all uses of E*TRADE’s trademarks, service marks and trade names from the Legal Department. In addition, before adopting any new names for product or service offerings, you must have the approval of the Legal Department. For further information consult https://mychannele.corp.etradegrp.com/web/guest/departments/legalaffairs/trademarks.

Trade secret protection governs the disclosure and use of information that the owner has endeavored to hold secret, usually because the information provides the owner with a competitive advantage. It is not necessary that the information be subject to copyright, patent or trademark protection in order to constitute a trade secret.

E*TRADE’s policies govern situations in which employees develop, create or receive any materials in the course of employment by E*TRADE that may be entitled to protection under intellectual property or other laws. Additional obligations and restrictions are set forth in the new hire documents you received at the commencement of your relationship with E*TRADE. Questions concerning these policies, rules and requirements can be directed to the Legal Department.

Privacy Laws and Regulations

E*TRADE is fully committed to complying with the privacy and data protection laws applicable to its worldwide operations. E*TRADE employees are required as a condition of their employment to agree to maintain the confidentiality of Proprietary Information (as defined below in this Code), including customer and employee information, to which they may have access during the course of their employment. Dis-closure of any such information must be done in accordance with internal policies and procedures and E*TRADE’s privacy statement which is available on My Channel*E: https://mychannele.corp.etradegrp.com/web/guest/knowledge/policies/privacy.

In addition to E*TRADE’s privacy statement, there may be other laws, regulations, contractual obligations or internal policies and procedures, that require even stricter handling of information and in certain circumstances, may prohibit sharing of information among E*TRADE entities and E*TRADE employees. For any questions regarding the disclosure of Proprietary Information, or compliance with any privacy laws, regulations, contractual obligations or internal policies and procedures, you must contact the Legal or Compliance Department or E*TRADE’s Privacy Officer.

Employee Accounts

To comply with industry regulations, employees and their immediate family members (members of the same household) must maintain their securities accounts at E*TRADE, unless the employee receives prior approval from the Compliance Department. In addition, employees of certain business areas may be subject to pre-clearance requirements in regard to their personal trading activity. Additional information regarding this requirement can be accessed on My Channel*E: https://mychannele.corp.etradegrp.com/web/guest/departments/brokeragecompliance/surveillance/associate

In addition, employees, officers and directors of E*TRADE who maintain bank or brokerage accounts at E*TRADE must keep those accounts in good standing and conduct all transactions with integrity and good faith. Remember, as employees, officers and directors of E*TRADE, we each have a fiduciary duty to E*TRADE, and our actions must reflect this duty.

DEALING WITH THIRD PARTIES

Authority to Act on Behalf of E*TRADE

Employees and directors cannot commit or bind E*TRADE to any contracts or other obligations unless they have the express authority to do so. Except with respect to trading activities performed by registered brokers and customer service representatives on behalf of our brokerage customers in the regular course of business, only certain individuals (typically members of the entity’s board of directors, and its officers, vice presidents (“VPs”), executive vice presidents (“EVPs”) or senior vice presidents (“SVPs”) may enter into commitments on behalf of E*TRADE, which include signing contracts on behalf of any E*TRADE entity. All contracts must be reviewed by Procurement and approved by the Legal Department (depending on the subject of the agreement) before they are signed. Certain contracts also require approval of the Technology Infrastructure Committee, Vendor Management or Finance. In addition, various business units and departments have special approval requirements for commitments of a certain size. You should consult with your supervisor to learn of any such policies. E*TRADE’s Contract-Signing Authority Policy is posted on My Channel*E, and you should contact the Legal Department with any additional questions regarding authority to bind E*TRADE to obligations with third parties. This Policy can be accessed at: https://mychannele.corp.etradegrp.com/web/guest/departments/legalaffairs/contracts.

Conflicts of Interest

Separate and apart from applicable laws, rules and regulations, employees have a primary business and ethical responsibility to E*TRADE to avoid any activity or relationship that may interfere, or have the appearance of interfering, with the performance of your duties in a loyal, efficient manner to the best of your ability. Such activities and relationships, called “conflicts of interest,” include any interest, relationship or activity that is incompatible or has the appearance of being incompatible with the best interests of E*TRADE, or which potentially affects or has the appearance of affecting your objectivity as an employee.

Depending on your particular responsibilities, potential conflict of interest situations may include, but are not limited to:

•	using E*TRADE’s premises, assets, information or influence for personal gain;

•

causing E*TRADE to purchase services or products from family members or businesses in which you or your family have or may have an interest, unless approved to do so after disclosing the pertinent facts to your direct supervisor as well as the Legal and Compliance Departments;

•

serving as a director, officer, employee, partner, consultant or agent of an enterprise that is a present or potential supplier, or a competitor of E*TRADE; or that engages or may engage in any other business with E*TRADE;

•	owning a material amount of stock, being a creditor or having any other financial interest in an enterprise described above;

•	having any other significant direct or indirect personal interest in a transaction involving E*TRADE;

•	obtaining or using for personal benefit confidential information regarding an enterprise described above, or providing confidential information regarding E*TRADE or its business to such an enterprise;

•	appropriating for personal benefit a business opportunity that E*TRADE might reasonably have an interest in pursuing, without first making the opportunity available to E*TRADE; or

•	engaging in outside activities that detract from or interfere with the full and timely performance by an employee of all of his or her duties for E*TRADE.

Other than members of the E*TRADE Financial Corporation Board of Directors, who must adhere to the Corporate Governance Guidelines adopted by the Nominating and Corporate Governance Committee (“Corporate Governance Guidelines”) including seeking approval of such committee, your involvement in any outside business activities requires the prior approval of E*TRADE. If you have any questions, review E*TRADE’s policies on “Outside Business Activities” outlined in this Code and/or contact the Compliance Department.

Acceptance of Gifts, Meals or Entertainment

In general, employees and officers may not accept gifts or excessive entertainment from customers, vendors, suppliers or others having or seeking business dealings with E*TRADE. Cash gifts or their equivalent may not be accepted under any circumstances (e.g. gift checks); however gift cards which are non-redeemable for cash are permitted to be accepted as long as they otherwise comply with the provisions of this Code. Non-cash gifts may be accepted when permitted under applicable laws, rules and regulations if they are (1) nominal in value (i.e., less than or equal to US$100); (2) appropriate, customary and reasonable meals and entertainment at which the giver is present, such as an occasional business meal or sporting event; or (3) appropriate, customary and reasonable gifts based on family or personal relationships, and clearly not meant to influence E*TRADE business.

In addition to the restrictions in the paragraph above, nominal non-cash gifts (with a value less than or equal to US$100) and entertainment should only be accepted if a reasonable person would be satisfied that the gift or entertainment did not influence the employee’s or officer’s judgment or the performance of your duties. Under no circumstances may employees and officers accept any gifts or entertainment that could create a conflict of interest or the appearance of impropriety. The Compliance Department maintains a log of gifts received by all employees. Any employee who receives a gift must report it to the Compliance Department. If employees and officers have any questions regarding the appropriateness of a gift or entertainment, employees and officers must contact the Compliance Department or send an email to: associatesurveillance@etrade.com before accepting the gift or attending the event.

Providing Gifts, Meals or Entertainment

E*TRADE policy, applicable laws, rules and regulations may prohibit employees and officers from giving gifts in excess of specified monetary levels (or of any value) to customers, vendors, suppliers, E*TRADE employees and other third parties, including persons employed with a stock exchange, regulatory authority, financial institution, broker-dealer, or the news or financial information media. More specifically, SRO rules currently prohibit E*TRADE employees from providing gifts in excess of $100.00 per person annually to the third parties outlined above. If you have any questions regarding these SRO rules, contact the Compliance Department or send an email to: associatesurveillance@etrade.com.

When permitted by law and consistent with accepted business practices and ethical standards, employees and officers may give gifts of nominal value or provide meals or entertainment to customers, vendors, suppliers and other persons who have business relationships with E*TRADE. No gifts should be given or entertainment provided if public disclosure of the circumstances would embarrass E*TRADE or the giver of such gift or provider of such entertainment.

Special restrictions often apply to gifts and entertainment of government employees, even of nominal value. In addition, political contributions may be subject to the rules of the Municipal Securities Rulemaking Board and employees are required to comply with such rules. If you have any questions regarding these rules, contact the Compliance Department or send an email to: associatesurveillance@etrade.com.

Customer entertainment expenses are generally not considered gifts if employees are present, the provision of the entertainment is routine, and the expense is not excessive. Please see the Section of this Code on the Foreign Corrupt Practices Act and contact your supervisor or the Compliance Department for further details.

Employees and officers must provide complete and accurate expense reports for all gifts and entertainment expenses paid for by E*TRADE.

Approval of Nonconforming Gifts, Meals or Entertainment

The Chief Executive Officer and the Executive Vice President responsible for each employee’s business unit, together with the appropriate Compliance Officer and the Company’s Secretary and General Counsel, may approve, on a case-by-case basis, the acceptance of a gift, meal or entertainment that is not specifically permitted under this Section or that is prohibited under this Section. Any such approval must be in writing and pursuant to full written disclosure of all relevant facts, including the name of the donor, the circumstances surrounding the offer and acceptance, the nature and approximate value of the gift or other event, and the reason why it cannot or should not be returned or refused.

Selecting Suppliers

E*TRADE requires employees, together with the Procurement team, to evaluate competing suppliers by their long-term financial stability and the price and quality of their products or services. Personal relationships should not be (or be perceived to be) a factor in the decision to use a particular supplier.

Additional information regarding suppliers may be found at: https://mychannele.corp.etradegrp.com/web/guest/departments/procurement.

Standards of Conduct Demanded of Third Parties

E*TRADE’s vendors, suppliers, contractors and agents are expected to operate with the same commitment to the law and to ethics that we demand of ourselves. E*TRADE employees should make it clear in their dealings with third parties that we expect third parties to meet the highest ethical standards in their dealings with E*TRADE and to be in full compliance with the law.

Requests for Legal, Financial or Tax Advice

Customers may request legal, financial or tax advice about securities or other issues because they assume that our employees are knowledgeable about these areas. E*TRADE’s policy, however, prohibits employees from giving legal or tax advice to a customer. Certain employees may be permitted to provide financial advice to customers but only to the extent that any such employees are specifically licensed to provide advice and have been authorized by E*TRADE to do so. Any questions relating to the provision of financial advice to customers should be directed to the Compliance Department.

In all cases, customers should be advised to consult their own counsel for legal advice and to consult their own tax advisors for tax guidance.

Advertising

Only the Marketing Department is authorized to arrange for advertising on E*TRADE’s behalf, and all marketing promotions and advertisements of any kind must be approved by the Advertising Review team in the Compliance Department before any such promotion is launched or any advertisement of any kind is published or broadcast in any way.

Charitable Contributions

Charitable contributions and giving are coordinated through the Corporate Contributions Committee. Employees are strictly prohibited from committing E*TRADE funds for donation without express permission from the Corporate Contributions Committee.

Communications With the Media and Other Third Parties

E*TRADE values its relationships with the press and maintains routine, ongoing contact with key publications and broadcast outlets around the world.

Because our corporate communications strategy is coordinated across E*TRADE, our corporate messaging must be closely managed to ensure that it is concise and consistent, so only approved spokespersons, working in coordination with Corporate Communications, are authorized to communicate with the media. Accordingly, all press or other media inquiries must be directed to Corporate Communications, and employees are not to make contact with the press or media without consulting Corporate Communications. This includes “letters to the editor” or comments to journalists about specific matters that relate to E*TRADE’s businesses and those that identify you as an employee of E*TRADE. With respect to press inquiries about legal or regulatory matters or customer complaints, employees and officers should follow the procedures outlined in subsequent pages of this Code entitled “Litigation, Investigations, Inquiries and Complaints.”

Corporate Communications must authorize participation in personal profiles or stories about “lifestyle” in which E*TRADE is referenced. If employees and officers wish to appear in articles regarding their activities outside E*TRADE (philanthropic activities or hobbies, for example), they may do so. However, do not identify yourself as an employee of E*TRADE or use the name or facilities of E*TRADE in any way without approval from Corporate Communications.

All press releases and other written communications, including all articles and commentary, mentioning E*TRADE must be approved by Corporate Communications, the Legal Department and Advertising Review in the Compliance Department before being released by E*TRADE, its customers, suppliers or any other organization.

Employees may not endorse the products or services of suppliers or customers on behalf of E*TRADE unless expressly authorized by Corporate Communications and the Legal Department. This includes commenting in press articles (including in-house publications), broadcasts (including internet, radio and television) and participating in testimonial advertising, promotional brochures or annual reports. In addition, employees may not permit third parties to use E*TRADE’s name for endorsements of their products or services without the approval of Corporate Communications, the Legal Department and Advertising Review within the Compliance Department.

Internet Access and Social Media

E*TRADE restricts internet access to certain websites, including websites commonly referred to as social media for all employees; but recognizes that certain employees may have a business reason to access restricted websites. If you require such access, then you must enter a Move, Add or Change (MAC) Request through My Channel*E which includes a valid business reason for the access. Prior to receiving access to a restricted website, the employee will be required to agree to additional levels of oversight and supervision by Brokerage Compliance. Additional detail regarding E*TRADE’s policies and procedures applicable to internet access and social media websites is available on My Channel*E at https://mychannele.corp.etradegrp.com/web/life/policy/blogging and https://mychannele.corp.etradegrp.com/web/life/policy/use

In addition to these restrictions, and regardless of whether an employee has been granted access to a restricted website, employees may not post entries or participate in any chat rooms or bulletin board discussions (whether in real-time or not) during your assigned work hours or from any E*TRADE equipment (whether using remote access, an E*TRADE laptop, a smart phone or other device) at any time. In addition, whether at work or outside of work, employees may not in any way purport to represent E*TRADE or opinions of E*TRADE or identify yourself as an E*TRADE employee. In short, you may not in any way discuss E*TRADE (by name or otherwise) in a blog posting, chat room, bulletin board or any similar electronic or other venue.

Outside Lawyers

Only the Legal Department has the authority to hire outside lawyers on behalf of E*TRADE. Accordingly, you cannot retain any lawyer or law firm on behalf of E*TRADE without the express prior approval of the General Counsel, and you must obtain approval from the Legal Department before speaking to any outside lawyer regarding E*TRADE.

Treatment of Privileged Communications and Documents

Treat all communications and documents seeking or receiving legal advice or preparing for litigation as confidential and subject to the attorney-client privilege. This includes communications with, and documents created at the direction of, the Legal Department or E*TRADE’s outside counsel. Communicate such information and documents within E*TRADE on a strict need-to-know basis and only at the direction of the Legal Department. Do not disclose such information or documents to anyone outside E*TRADE unless specifically directed to do so by E*TRADE’s assigned in-house legal counsel.

Documents that are prepared for, or at the direction of the Legal Department or appropriately retained outside counsel, should be marked “Attorney-Client Communication, Privileged and Confidential.” Note, however, that merely marking documents “Privileged” or “Confidential” does not provide legal protection from disclosure to a regulatory authority or a litigation adversary unless the document satisfies the legal requirements for the relevant privilege. Similarly, the failure to write “Privileged” or “Confidential” does not mean that a privilege is waived. Documents are not protected from disclosure to a regulator or in litigation merely because the author copies someone in the Legal Department or because the author believes the documents are personal or private. Moreover, some foreign jurisdictions do not recognize the legal concept of privilege. If you have any questions about whether a communication or document is privileged, consult the Legal Department.

LITIGATION, INVESTIGATIONS, INQUIRIES AND COMPLAINTS

During litigation, an internal investigation, or a governmental, regulatory, administrative or SRO inquiry, audit or exam involving E*TRADE, you may be asked to provide information, including documents, testimony or statements to the Legal and Compliance Departments, E*TRADE’s outside counsel, or a governmental, regulatory or administrative authority or SRO. You may also be asked to meet with these entities or persons. As a term and condition of your position with E*TRADE, you must consider such a request your top priority, and you must cooperate fully with any such request, in coordination with the Legal and Compliance Departments, and provide truthful information. You are not permitted to discuss any such request, or the substance of any discussions or requests, with any third party, including any individual who may be the subject of an investigation or inquiry, without prior approval from the Legal and Compliance Department. If you are contacted by an individual who may be a subject of an investigation and are requested to provide information about the investigation, you must inform the individual that you are not permitted to disclose any information, and you must contact the Legal and Compliance Departments to inform them of the contact. Failure to do so may subject you to disciplinary action up to and including termination of your employment In addition, E*TRADE may provide information, including documents, testimony or statements, concerning you or your activities at E*TRADE in connection with requests or inquiries by governmental, regulatory or administrative authorities or SROs. E*TRADE strictly complies with all laws relating to the privacy of your personal information and will ordinarily provide you notice prior to producing any such information. However, it may not be appropriate or possible to provide such notice in every circumstance. E*TRADE retains the discretion to provide any information in accordance with applicable law.

DEALINGS WITH E*TRADE

Protecting E*TRADE’s Assets

E*TRADE’s assets include, but are not limited to, its cash and securities, its premises, its technology, its proprietary and confidential information, its legally privileged materials, its intellectual property (such as software, business plans, non-public financial information, ideas for new products or services, and employee and customer lists), its brand and reputation. Specific policies with respect to protecting these assets are in E*TRADE’s policy on “Handling Proprietary and Confidential Information,” which is outlined in this Code, as well as the “Agreement Regarding Employment and Proprietary Information and Inventions” signed by employees at the beginning of their employment. E*TRADE’s Confidential and Proprietary Information Policy can be found on My Channel *E: https://mychannele.corp.etradegrp.com/web/life/policy/confidential.

In general, employees must use E*TRADE’s assets solely for the benefit of E*TRADE or its customers. In addition, employees must safeguard these assets by adhering to E*TRADE’s security policies and procedures. Be alert to incidents that could lead to the loss, misuse or theft of E*TRADE property. Report all such occurrences immediately to your direct supervisor and, as appropriate, to Corporate Information Security and Fraud Management.

Use of E*TRADE’s Information and Communications Systems

E*TRADE maintains certain systems, including telephones, voicemail, electronic mail, computer networks, personal digital assistants and remote access capabilities to further E*TRADE’s business objectives. Any systems to which employees are provided access are to be used for E*TRADE business purposes, though incidental personal use is permitted. You must adhere to all E*TRADE policies and procedures and any policies that your business unit or department may set governing such usage.

In addition, employees may not use E*TRADE’s systems to send, store, view or forward unlawful, offensive, harassing, discriminatory or other inappropriate materials or messages or to engage in any outside business activity. Furthermore, employees may not send, store or forward advertisements, solicitations or promotions not related to E*TRADE business except as expressly authorized by E*TRADE. Also, employees are prohibited from using E*TRADE systems to engage in gambling, illegal activities or any activities prohibited by E*TRADE policies.

Use sound judgment, business decorum and formality, when composing or forwarding any electronic communication. Generally, information made available through My Channel*E is intended for internal use only. Please refer to the policies of your business unit or department and contact the Legal or Compliance Departments with any questions on the use of this information.

All software transmitted over, downloaded onto or installed on E*TRADE’s systems must be done in compliance with applicable laws and licenses and must be approved in advance by the E*TRADE Technology Department. Unapproved software is strictly prohibited, including prevention of unauthorized or unlawful use and transmission of computer viruses. Contact the Legal Department with any questions.

All electronic communications and internet access must be conducted in accordance with applicable E*TRADE policies and procedures including but not limited to the policy governing internet access and social media websites as well as specific business unit policies pertaining to electronic communications.

The policy pertaining to Internet Access and Social Media Websites is available on My Channel*E at https://mychannele.corp.etradegrp.com/web/life/policy/blogging and https://mychannele.corp.etradegrp.com/web/life/policy/use

Monitoring of Communications and Files

E*TRADE reserves the right to monitor and review all written and electronic communications that employees send or receive at work or using E*TRADE’s systems, including electronic mail and other electronic messages, voicemail, envelopes, packages or messages delivered to E*TRADE, including items marked “Personal and Confidential.” Authorized persons may, as permitted by applicable law, access employees’ desk or workspace files, electronic mail and other electronic messages, voicemail messages, internet usage records, telephone records, word processing files and other information files (for example, to monitor compliance with applicable laws, rules or regulations or E*TRADE policies). In addition, E*TRADE may, subject to applicable law, record and monitor conversations on E*TRADE telephones, for example, to ensure the accuracy of transaction records, to comply with applicable laws and regulations, to evaluate the quality of customer service or to check compliance with E*TRADE policies. Individual employees are not permitted to record oral or telephonic communications.

Substance Abuse

E*TRADE seeks to maintain a safe work environment. Therefore, you may not sell, purchase, use, possess, or be under the influence of any illegal substance while on E*TRADE’s premises or while conducting E*TRADE business. In addition, you must abide by all E*TRADE policies concerning the use of alcohol at E*TRADE-related or sponsored events, whether or not on E*TRADE’s premises. You should contact the Human Resources Department with any questions concerning such policies. The E*TRADE Substance Abuse policy is posted on My Channel*E: https://mychannele.corp.etradegrp.com/web/life/policy/substance.

Non-Discrimination and Anti-Harassment Policy

E*TRADE promotes equal employment opportunity for all employees in connection with selection, training, development, promotion, transfer, demotion, discipline, compensation and termination of employees. E*TRADE is committed to providing a workplace that is free of sexual or other harassment.

Equal Employment Opportunities

It is the policy of E*TRADE to ensure equal employment opportunity without discrimination or harassment because of race, color, national origin, religion, sex, age, disability, citizenship, marital status, sexual orientation, military status, belief, ethnic origin, gender reassignment, pregnancy, nationality or any other characteristic protected by applicable law. E*TRADE is committed to a work environment in which all individuals are treated with respect and dignity. Each individual should have the ability to work in a professional atmosphere that promotes equal employment opportunities and prohibits discriminatory practices, including harassment.

E*TRADE expects that all relationships among persons in the workplace be businesslike and free of bias, prejudice and harassment. E*TRADE’s Equal Employment Opportunities Policy is posted on My Channel*E: https://mychannele.corp.etradegrp.com/web/life/policy/equal. If you have any questions regarding this policy, please contact the Human Resources Department.

Discrimination and Harassment Are Against E*TRADE Policy and Are Illegal

E*TRADE prohibits, and will not tolerate, any discrimination or harassment, whether committed by any employee, temporary agency employee, vendor, contractor or guest. In addition, U.S. law and the laws of most U.S. states and jurisdictions outside the U.S. prohibit discrimination and harassment. Conduct prohibited by E*TRADE’s policy, as set forth herein, or under the law is unacceptable in the workplace and in any work-related setting outside the workplace, such as during business trips, business meetings and social events related to E*TRADE’s business. E*TRADE’s unlawful harassment policy is posted on My Channel*E: https://mychannele.corp.etradegrp.com/web/life/policy/harassment.

Workplace Violence Is Prohibited

E*TRADE also is committed to providing its employees with a work environment that is free of threats, intimidation and violence. E*TRADE expressly forbids any such behavior or the possession of firearms or any other weapons when conducting E*TRADE business, whether on or off E*TRADE’s premises. Further guidance on determining what conduct or behavior is inappropriate and in violation of E*TRADE policy, is available by contacting the Human Resources Department, Corporate Security and Fraud Management or the Legal Department and on My Channel*E at the following link https://mychannele.corp.etradegrp.com/web/life/policy/prohibited.

Retaliation Is Prohibited

E*TRADE prohibits retaliation against any individual who, in good faith, reports any violation of law, the Code or E*TRADE’s other policies and procedures, including those prohibiting violence, discrimination, harassment, or concerns about affirmative action; or any individual who participates in, or otherwise supports, an investigation of such reports. Anyone who retaliates or suggests others retaliate against an individual under such circumstances will be subject to disciplinary action, up to and including termination of employment. E*TRADE’s Unlawful Harassment Policy outlines the retaliation prohibition and is available at https://mychannele.corp.etradegrp.com/web/life/policy/harassment.

Individuals Covered

E*TRADE’s anti-discrimination and anti-harassment policies apply to all applicants and employees and prohibit harassment, discrimination, violence and retaliation whether engaged in by fellow employees, a supervisor or a manager. Persons not directly connected to E*TRADE (for example, outside vendors, consultants, or customers) also are expected to comply with these policies in all respects.

Reporting an Incident

You are strongly urged to report to your supervisor all incidents of discrimination, harassment, violence or retaliation, regardless of the offender’s identity or position, so that effective remedial action can be taken as appropriate. If an incident involves your manager, supervisor or any other member of management, you may make your report directly to the Human Resources Department, the Legal Department or the Internal Audit Department. You may make a report orally or in writing.

In addition, you may report any potential violation or incident anonymously through ListenUp, an independent third-party service that E*TRADE has retained. Instructions for submitting reports through ListenUp are available on My Channel*E or you may access the site directly at www.listenupreports.com.

Investigation of Allegations

E*TRADE will promptly investigate all reported allegations of discrimination, harassment, violence or retaliation and will take appropriate corrective action.

Consequences of Inappropriate Behavior

Misconduct, including harassment, discrimination, violence, retaliation, any act of moral turpitude or any other form of unprofessional, illegal or criminal behavior, may subject you to disciplinary action by E*TRADE, up to and including immediate termination. In addition, unlawful conduct may subject you to civil, and in some cases criminal, liability.

Handling Proprietary and Confidential Information

HandlingProprietary and Confidential information in the appropriate manner safeguards E*TRADE’s assets and ensures compliance with regulations.

“Proprietary information” is E*TRADE information not known to the public that may have intrinsic value or that may provide E*TRADE with a competitive advantage. Proprietary information also includes the information derived from public sources but which becomes proprietary through E*TRADE’s aggregation or interpretation of that information. Proprietary information may be present in various media and forms and includes information such as customer (for example, customer lists) and employee information.

“Confidential information” is information that is not generally known to the public about E*TRADE, its customers, its counterparties or other parties with which E*TRADE has a relationship. Use of Confidential information must adhere to applicable legal requirements and E*TRADE policies and procedures. Like Proprietary information, Confidential information may be present in various media and forms. The same information can be both confidential and proprietary.

Employees must use Proprietary or Confidential information solely to perform your duties for E*TRADE and not for their own personal benefit. Confidential information learned from one customer cannot be used for any other purpose or for any other customer.

Safeguarding Materials Containing Proprietary or Confidential Information

Do not display, review or discuss Proprietary or Confidential information in public places. Proprietary or Confidential information in physical form, including on electronic media such as a diskette, should not be left unattended unless it is secured behind a locked door or in locked office furniture.

Information stored in computers, including smart phones, personal digital assistants, laptops and workstations must be protected by passwords, encryption or other mechanisms that ensure only authorized individuals can access the information. Documents containing Confidential or Proprietary information should never be left in a public place and, whenever possible, should be marked “E*TRADE Confidential” and/or “E*TRADE Proprietary.”

Do not remove Proprietary or Confidential information from E*TRADE premises unless absolutely necessary to perform employee job functions for E*TRADE. E*TRADE reserves the right to deny you permission to remove any Proprietary and Confidential information from E*TRADE premises. If an employee takes such information out of the office for business purposes, keep it on your person or in a secure place at all times and return it promptly to E*TRADE premises.

Communicating Proprietary or Confidential Information

Exercise care when sending or discussing data containing Proprietary or Confidential information on voicemail, electronic mail or other electronic messaging, mobile or cordless phones, fax machines or message services. Make sure you use correct electronic mail addresses, telephone extension numbers, fax numbers and, when applicable, use project and code names.

Within E*TRADE, communicate Proprietary or Confidential information only to employees who have a legitimate business reason to know the information and who have no responsibilities or duties that could give rise to a conflict of interest.

Do not disclose Proprietary or Confidential information to any person outside E*TRADE (including family members), or use it or permit any third party to use it without first obtaining approval from Legal.

Disposal of Proprietary or Confidential Waste

When no longer of use, Proprietary or Confidential information must be disposed of in a manner that renders it unreadable and non-reconstructable, using means and methods approved by E*TRADE (for example, approved shredders or confidential waste bins), consistent with E*TRADE’s records management and information security policies, applicable law and any applicable contractual obligations. Information contained on electronic storage media (for example, a zip cartridge) should be destroyed in a manner that renders it unreadable and unrecoverable.

Proprietary or Confidential Information Concerning Securities

When Proprietary or Confidential information might affect the price of a security or other financial instrument, or the decision to buy or sell securities or other financial instruments, the laws concerning insider trading also govern your responsibilities, regardless of whether you are given specific instructions or reminders that particular information may be “inside” information. E*TRADE has developed strict procedures to ensure compliance with the laws of each jurisdiction in which it does business. These procedures are critical to the protection of the E*TRADE franchise and are described in E*TRADE’s policy on the “Treatment of Inside Information,” which is outlined in a subsequent section of this Code. Remember that these restrictions apply to information relating to the stock of third parties as well as to E*TRADE stock.

Ownership of Intellectual Property

E*TRADE owns all rights in any intellectual property developed by you during your employment that relate to E*TRADE’s business, even if invented or otherwise developed outside E*TRADE premises and even if no E*TRADE equipment was used in the process. For this purpose, E*TRADE’s intellectual property includes any invention or design (whether or not patentable or reduced to practice) and all related patents and patent applications, any copyrightable work, any trademarks or service marks (and related registrations or applications for registration) and any trade secrets. Some E*TRADE intellectual property is Proprietary information that should be treated in accordance with the standards set forth in this Code.

Preventing Improper Use of Proprietary or Confidential Information

Employees should report violations or suspected violations of this policy or the policy of any specific business unit or department to your supervisor, Information Technology, the Legal Department and, if appropriate, Corporate Information Security and Fraud Management.

Treatment of Inside Information

Inside information is Proprietary or Confidential information about a securities issuer that is subject to special E*TRADE policies.

POLICY ON THE TREATMENT OF INSIDE INFORMATION

Definition of Inside Information

“Inside information” (also called material non-public or price-sensitive information) is defined under federal, state and other jurisdictional laws as non-public information about a securities issuer (e.g., a public company) that may have an impact on the price of a security or other financial instrument or that a reasonable investor would be likely to consider important in making an investment decision. Inside information may include but is not limited to, the following:

•	financial or business information (for example, non-public company earnings information or estimates, dividend increases or decreases, liquidity problems or changed projections);

•	operating developments (for example, new product developments, changes in business operations or extraordinary management developments or large increases or decreases in orders); or

•	proposed corporate transactions or reorganizations (for example, proposed or agreed mergers, acquisitions, divestitures, major investments or restructurings).

Consider all facts and circumstances in determining whether an item is Inside information. Contact the Legal or Compliance Department if you have any questions as to whether an item is, or may be, Inside information.

Prohibited Uses of Inside Information

As an E*TRADE employee, you may not trade, encourage others (including family, friends, co-workers or any others) to trade, or recommend securities or other financial instruments based on Inside information. In most jurisdictions, securities laws require those with Inside information about a securities issuer to refrain from disclosing such information to others and to desist from trading in or recommending the purchase or sale of securities or other financial instruments based upon such information. It is a violation of E*TRADE policy and, in certain instances, the law, for insiders to communicate Inside information to others, and it is a violation of policy and the law for the person who receives a “tip” to disclose such information to others or to trade in or recommend securities or other financial instruments based on the Inside information.

Guidelines for Information about E*TRADE

Publicly disclosed information about E*TRADE must be accurate and not misleading. Do not discuss any Inside information about E*TRADE’s business outside E*TRADE. Refer all stockholder or securities analyst inquiries to the Investor Relations Department.

Handling Rumors

You may be violating the law if you trade based on a rumor. If you believe that a rumor or piece of unsubstantiated information may have been circulated deliberately, potentially to influence the market for securities or other financial instruments of a publicly traded company, you must report the situation promptly to the Legal, Risk Management and Compliance Departments. Do not trade based on rumors or take any other action without the prior approval of the Legal and Compliance Departments.

Consequences of Misusing Inside Information

The misuse of Inside information may result in, among other things, regulatory inquiry, litigation, adverse publicity for E*TRADE (and you) and disciplinary action by E*TRADE, up to and including termination of your employment. Misusing Inside information may also end your career in the securities industry and result in civil and criminal penalties, including incarceration.

The Restricted List

E*TRADE maintains a list of trading restrictions for certain types of securities (the “Restricted List”). Employees and officers are not permitted to trade in the securities (or other instruments) of issues on the Restricted List except in accordance with any guidelines set forth on the Restricted List. Additional detail regarding the Restricted List is provided in Section 7 of this Code and on My Channel*E at https://mychannele.corp.etradegrp.com/web/guest/departments/brokeragecompliance/restricted.

Outside Business Activities

Laws and regulations restrict your ability to become an officer, director or employee of a company not affiliated with E*TRADE or to engage in certain outside business activities.

Before engaging in an outside business activity, all employees must obtain written approval in accordance with E*TRADE’s outside business activities policies, which are posted on My Channel*E. Failure to obtain such approval may subject E*TRADE and you to severe regulatory penalties and civil liability. Employees may also be subject to disciplinary action, up to and including termination of employment.

Even if an outside activity has been approved, employees may not engage in that activity during working hours at E*TRADE nor use E*TRADE facilities to further those outside activities except in accordance with E*TRADE’s policies. Employees’ participation in an outside activity must not interfere with your duties at E*TRADE. Please note, that activities on behalf of regulators, regulatory advisory groups and industry-related trade associations are not included in this prohibition. Additional information regarding outside business activities is available on My Channel*E at https://mychannele.corp.etradegrp.com/web/guest/departments/brokeragecompliance/surveillance/associate

Members of the E*TRADE Financial Corporation Board of Directors must adhere to the Corporate Governance Guidelines including seeking approval of such committee to engage in certain business activities.

Outside Directorships, Industry-Related Organizations, Residential Boards and Charities

All employees are required to request approval for directorships or equivalent leadership positions in industry-related organizations, such as trade associations. E*TRADE generally will not grant approval of outside business activities with another financial services firm, including, but not limited to, broker-dealers, banks, mortgage dealers and non-affiliated investment advisers. You are required to obtain approval to become a director or officer of a residential cooperative or condominium board or charitable organization. Approval will depend upon the nature of your responsibilities at E*TRADE and whether you will be compensated by, or render investment advice to, the board. Consult the Legal and Compliance Departments for further information.

Members of E*TRADE Financial Corporation’s Board of Directors must adhere to the Corporate Governance Guidelines and are requested to advise the Corporate Secretary prior to accepting an appointment to a board of directors or advisory board of financial institutions or other regulated organizations or companies.

Employee Trading

The Employee Trading Policy is designed to prevent legal, business and ethical conflicts and to guard against the misuse of Proprietary or Confidential information.

All of your securities trading activities must strictly comply with all federal, state and other jurisdictional laws, rules and regulations and must be in accordance with the very highest ethical standards. You must not engage in trading that is or may appear to be improper. You may not engage in personal trading on a scale or of a kind that would distract you from your daily responsibilities. The policy described below reflects these governing principles.

E*TRADE Employee Trading Policies and Practices

E*TRADE maintains a number of policies and procedures that govern employee trading in order to ensure compliance with numerous laws, regulations and rules. Accordingly, employees are required to comply with these policies and procedures. In addition, E*TRADE monitors employee trading activity and maintains records of such activities, as required by applicable law. E*TRADE’s key policy in this area is the Employee Trading Policy, which applies to all E*TRADE employees and can be accessed on My Channel*E at https://mychannele.corp.etradegrp.com/web/guest/departments/brokeragecompliance/surveillance/associate

The Employee Trading Policy addresses the trading policies of all E*TRADE business units; sets forth the types of accounts covered by policy; details the requirement that employees maintain all trading accounts at E*TRADE; and also covers trading in E*TRADE stock and restrictions on engaging in outside business activities. Employees are required to review, understand and adhere to the restrictions and requirements set forth in that policy, as well as in this Code. Employees must also be familiar with and abide by any trading policies applicable to your business unit or department because those policies may contain restrictions beyond those imposed by this policy.

In addition, as set forth in the Employee Trading Policy, E*TRADE promotes wise investment and long-term financial planning for both customers and employees. We strongly discourage employees from engaging in excessive or inappropriate trading that may interfere with an employee’s job performance or conflict with principles of financial responsibility and long term investment strategies. For a detailed description of the trading policy, please refer to the Employee Trading Policy found in the above-referenced link.

In certain circumstances, as either an officer or employee of E*TRADE, you may be deemed to have a “fiduciary” duty that requires you to conduct your personal trading affairs in a manner that first benefits the investment objectives of customers. This conduct includes the timing of personal securities transactions. You should never conduct personal trades at the same time or in advance of transactions in the same security when you know that similar transactions are being planned by customers or their advisors. For additional information regarding this policy contact the Compliance Department.

The Restricted List

The Restricted List, which is also discussed earlier in the Treatment of Outside Information section of this Code, is maintained by the Compliance Department. The Restricted List is one of the tools E*TRADE uses to monitor and ensure that regulatory requirements are met. Employees are not permitted to trade in the securities (or other instruments) of issues on the Restricted List except in accordance with any guidelines set forth on the Restricted List. Consult the Compliance Department when questions arise or when you believe an exception is warranted. If employees become aware of a violation, notify the Compliance Department as soon as practicable, and in no event later than 24 hours following becoming aware of the violation. Corrective action should not be taken without Compliance Department approval.

A company may be on the Restricted List for many reasons. Therefore, employees should not make any assumptions as to why an issuer has been listed. Similarly, a company may not be on the Restricted List even though you (and others) may be in possession of material non-public information about the company. The fact that a company is not on the Restricted List does not in any way convey permission or approval to trade on Inside Information. The Restricted List regularly changes, so employees should consult the list before trading.

The Restricted List constitutes Proprietary and Confidential information. Employees may not distribute the Restricted List, or any portion thereof, outside E*TRADE. If employees have a joint account or an account in your name that is managed by another pursuant to a power of attorney, it is the employee’s responsibility to ensure that no trades of securities on the Restricted List are made in these accounts. It is always an employee’s responsibility to avoid trading on any Inside information. Additional detail regarding the Restricted List is provided on My Channel*E at https://mychannele.corp.etradegrp.com/web/guest/departments/brokeragecompliance/restricted.

Transactions in E*TRADE’s Securities

E*TRADE has specific rules, as set forth below, that govern your transactions in E*TRADE’s securities. You must follow these specific rules:

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The window period for transactions in E*TRADE’s securities generally begins or “opens” at the close of market on the second business day following E*TRADE’s earnings announcement and ends at the close of market on the 15th of the last month (or, if the 15th is not a market day, the preceding market day) of each fiscal quarter. However, circumstances relating to E*TRADE’s operations or plans may cause E*TRADE to close the trading window at any time, with or without any prior notice.

•

Even during an open-window period, you may not transact in any of E*TRADE’s securities if you have Inside information about E*TRADE, and any questions you have about whether a proposed transaction is appropriate must be resolved by seeking guidance from the Legal and Compliance Departments.

•	You are not permitted to sell short or trade in derivatives involving any E*TRADE securities.

•	E*TRADE’s securities are non-marginable for employees (including officers) or board members.

Additional detail regarding E*TRADE policies and procedures applicable to trading is available on My Channel*E at https://mychannele.corp.etradegrp.com/web/guest/departments/brokeragecompliance/surveillance/associate

ACKNOWLEDGEMENT

I hereby acknowledge that I have received a copy of the E*TRADE Code of Professional Conduct (the “Code”) and that I have reviewed the contents of the Code and all policies referenced therein.

I understand that I am responsible for complying with all laws and regulations applicable to our business and all provisions of the Code, as well as all other corporate policies and procedures, applicable to me as an employee, officer or director.

After reviewing the Code, if I realize there are any provisions with which I have not complied (for example, maintaining a brokerage or trading account with an outside broker without prior approval or participating in an investment club or serving on the board of directors of an outside entity without prior approval), I will promptly notify the appropriate E*TRADE department.

I understand that if I have any questions about the application of the Code in any situation, I should immediately seek guidance from the Legal Department.

Dated:
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